Exhibit 1.1

                                                                  Execution Copy

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

                                 $1,031,057,000

               Mortgage Pass-Through Certificates, Series 1999-C3
             Class X, Class A-1-a, Class A-1-b, Class A-2, Class B,
                      Class C, Class D, Class E and Class F

                             UNDERWRITING AGREEMENT

                                                                 August 26, 1999


Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

and

Deutsche Bank Securities Inc.
31 West 52nd Street
New York, NY 10019

Ladies and Gentlemen:

     GMAC Commercial Mortgage Securities, Inc., a Delaware corporation (the "Company"), proposes to sell to the Underwriters named in Schedule I hereto (the "Underwriters"), the respective classes of Mortgage Pass-Through Certificates, Series 1999-C3, that are identified on Schedule I, in each case, having the initial aggregate stated principal amount (a "Class Principal Balance") or initial aggregate notional principal amount (a "Class Notional Amount") and initial pass-through rate set forth on Schedule I (such Certificates, the "Underwritten Certificates"). The Class X, Class A-1- a, Class A-1-b, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates (collectively, the "Certificates"), together with the Class G, Class H, Class J, Class K, Class L, Class M, Class N and Residual Certificates issued therewith, will evidence the entire interest in the Trust Fund (as defined in the Pooling and Servicing Agreement referred to below) consisting primarily of a pool (the "Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans") as described in the Prospectus Supplement (as hereinafter defined) to be sold by the Company.

     The Certificates will be issued under a pooling and servicing agreement (the "Pooling and Servicing Agreement") to be dated as of September 1, 1999 among the Company, as depositor, GMAC Commercial Mortgage Corporation ("GMACCM"), as master servicer (in such capacity, the "Master Servicer") and special servicer (in such capacity, the "Special Servicer"), and Norwest Bank

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Minnesota,  National Association,  as trustee (the "Trustee").  The Certificates are described in the Basic Prospectus and the Prospectus Supplement (each as hereinafter defined) which the Company has furnished to the Underwriters.

     Certain of the Mortgage Loans (the "GACC Warehouse Mortgage Loans") will be acquired by the Company from German American Capital Corporation ("GACC") pursuant to a mortgage loan purchase agreement, dated as of August 26, 1999 (the "GACC Warehouse Mortgage Loan Purchase Agreement"), between the Company and GACC. Certain of the Mortgage Loans (the "Column Warehouse Mortgage Loans") will be acquired by the Company from Column Financial, Inc. ("Column") pursuant to a mortgage loan purchase agreement, dated as of August 26, 1999 (the "Column Warehouse Mortgage Loan Purchase Agreement"), between the Company and Column. Certain of the Mortgage Loans (the "GSMC Warehouse Mortgage Loans") will be acquired by the Company from Goldman Sachs Mortgage Company ("GSMC") pursuant to a mortgage loan purchase agreement, dated as of August 26, 1999 (the "GSMC Warehouse Mortgage Loan Purchase Agreement"), between the Company and GSMC (the GACC Warehouse Mortgage Loans, the Column Warehouse Mortgage Loans and the GSMC Warehouse Mortgage Loans, the "Warehouse Mortgage Loans"). Certain of the Mortgage Loans (the "GACC Mortgage Loans") will be acquired by the Company from GACC pursuant to a mortgage loan purchase agreement, dated as of August 26, 1999 (the "GACC Mortgage Loan Purchase Agreement"), between the Company and GACC. Certain of the Mortgage Loans (the "GSMC Mortgage Loans") will be acquired by the Company from GSMC pursuant to a mortgage loan purchase agreement, dated as of August 26, 1999 (the "GSMC Mortgage Loan Purchase Agreement"), between the Company and GSMC. Certain of the Mortgage Loans (the "GMACCM Mortgage Loans") will be acquired by the Company from GMACCM pursuant to a mortgage loan purchase agreement, dated as of August 26, 1999 (the "GMACCM Mortgage Loan Purchase Agreement"), between the Company and GMACCM (the GMACCM Mortgage Loans, together with the GACC Warehouse Mortgage Loans, the Column Warehouse Mortgage Loans, the GSMC Warehouse Mortgage Loans, the GACC Mortgage Loans and the GSMC Mortgage Loans, the "Mortgage Loans"). GMACCM, GACC and GSMC together constitute the "Pool Mortgage Loan Sellers" and, together with Column, constitute the "Mortgage Loan Sellers" and the GACC Warehouse Mortgage Loan Purchase Agreement, the Column Warehouse Mortgage Loan Purchase Agreement, the GSMC Warehouse Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement, the GSMC Mortgage Loan Purchase Agreement and the GMACCM Mortgage Loan Purchase Agreement together constitute the "Purchase Agreements." The "Cut-off Date" with respect to each Mortgage Loan shall be the due date for such Mortgage Loan in September, 1999.

     1. Representations, Warranties and Covenants.

     1.1  The  Company   represents   and  warrants  to,  and  agrees  with  the
Underwriters that:

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-64963) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage Pass-Through



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

     Certificates  (issuable  in  series),  including  the  Certificates,  which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to the Underwriters. The Company proposes to file with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Act (the "1933 Act Regulations") a supplement dated August 26, 1999 (the "Prospectus Supplement"), to the prospectus dated November 5, 1998 (the "Basic Prospectus"), relating to the Certificates and the method of distribution thereof. Such registration statement (No. 333-64963) including exhibits thereto and any information incorporated therein by reference, as amended at the date hereof, is hereinafter called the "Registration
     Statement;" the Basic Prospectus and the Prospectus Supplement and any information incorporated therein by reference (including, without limitation, and only for purposes of clarification, any information filed with the Commission pursuant to a Current Report on Form 8-K), together with any amendment thereof or supplement thereto authorized by the Company on or prior to the Closing Date for use in connection with the offering of the Certificates, are hereinafter called the "Prospectus" and any diskette attached to the Prospectus is hereinafter called the "Diskette." Any preliminary form of the Prospectus Supplement which has heretofore been filed pursuant to Rule 424, or prior to the effective date of the Registration Statement pursuant to Rule 402(a), or 424(a) is hereinafter called a "Preliminary Prospectus Supplement;" and any diskette attached to the Preliminary Prospectus Supplement is hereinafter referred to as the "Preliminary Diskette." The mortgage loan and related information contained on the diskette attached to any ABS Term Sheets, Computational Materials or Collateral Term Sheets is referred to herein as the "Term Sheet Diskette" and the tape provided by GMACCM that was used to create the Term Sheet Diskette is referred to herein as the "Term Sheet Master Tape." References herein to ABS Term Sheets, Computational Materials or Collateral Term Sheets shall include any Term Sheet Diskette provided therewith. As used herein, "Pool Information" means the compilation of information and data regarding the Mortgage Loans covered by the Agreed Upon Procedures Letter dated August 26, 1999 and rendered by Deloitte & Touche, L.L.P. (a "hard copy" of which Pool Information was initialed on behalf of each of GMACCM, GACC and GSMC and the Company).

          (b) The Registration Statement has become effective, and the Registration Statement as of its effective date (the "Effective Date"), and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the Act and the 1933 Act Regulations; and the Registration Statement, as of the Effective Date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus and any Diskette, as of the date of the Prospectus Supplement, did not, and as of the Closing Date will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor GMACCM makes any representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto


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     relating to the information identified by underlining or other highlighting as shown in Exhibit C (the "Excluded Information"); and provided, further, that neither the Company nor GMACCM makes any representations or warranties as to either (i) any information in any Computational Materials or ABS Term Sheets (each as hereinafter defined) required to be provided by the Underwriters to the Company pursuant to Section 4.2, or (ii) as to any information contained in or omitted from the portions of the Prospectus identified by underlining or other highlighting as shown in Exhibit D (the "Underwriter Information"); and provided, further, that neither the Company
     nor,  except  as  contemplated  by  Section  1.2(a),   GMACCM,   makes  any
     representations or warranties as to any information regarding the Mortgage Loans or the Mortgage Loan Sellers contained in or omitted from the portions of the Prospectus Supplement under the headings "Summary-The
     Mortgage Pool," "-Geographic Concentrations," "-Property Type," "-Call Protection," "-Payment Terms," "Risk Factors" and/or "Description of the Mortgage Pool," or contained in or omitted from Annex A to the Prospectus Supplement or contained in or omitted from the Diskette (the "Mortgage Loan Seller Information"), other than that the Mortgage Loan Seller Information (exclusive of the information set forth on pages A-7 through A-9, inclusive, of Annex A to the Prospectus Supplement (the "Loan Detail") and
     the   information  on  the  Diskette)  that  represents  a  restatement  or aggregation of the information on the Loan Detail, accurately reflects the information contained in the Loan Detail; and provided, further, that neither the Company nor GMACCM makes any representations or warranties with respect to the Term Sheet Diskette or the Diskette to the extent that the information set forth in the Diskette is different than the information set forth in the Loan Detail or the information set forth in the Term Sheet Diskette is different than the information set forth in the Term Sheet Master Tape. Neither the Company nor, except as contemplated by Section 1.2(a), GMACCM makes any representations or warranties, however, as to the accuracy or completeness of any information in the Loan Detail. The Company acknowledges that, except for any Computational Materials and ABS Term Sheets, the Underwriter Information constitutes the only information furnished in writing by or on behalf of any Underwriter for use in
     connection  with  the  preparation  of  the  Registration  Statement,   any
     preliminary prospectus or the Prospectus, and the Underwriters confirm that the Underwriter Information is correct.

          (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to conduct its business as presently conducted by it.

          (d) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Underwriters, constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, (ii) generally principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (iii) public policy

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     considerations  underlying  the  securities  laws,  to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities.

          (e) As of the Closing Date (as defined herein), the Certificates will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties of the Company in the Pooling and Servicing Agreement will be true and correct in all material respects.

     1.2 GMACCM represents and warrants to and agrees with you that:

          (a) As of the Closing Date, the representations and warranties of GMACCM in the Pooling and Servicing Agreement, in Section 2(b) of the supplemental agreements between GMACCM and each of Column, GACC and GSMC, and in Section 4(b) of the GMACCM Mortgage Loan Purchase Agreement will be true and correct in all material respects.

          (b) This Agreement has been duly authorized, executed and delivered by GMACCM and, assuming the due authorization, execution and delivery by the Underwriters, constitutes a valid, legal and binding obligation of GMACCM, enforceable against GMACCM in accordance with the terms hereof, subject to
     (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities.

     1.3 Each Underwriter represents and warrants to and agrees with the Company and GMACCM that:

          (a) With respect to each class of Underwritten Certificates, if any, to be issued in authorized denominations of $25,000 or less initial principal balance or evidencing percentage interests in such class of less than 20%, as the case may be, the fair market value of all such Underwritten Certificates sold to any single Person on the date of initial sale thereof by such Underwriter will not be less than $100,000.

          (b) As of the date hereof and as of the Closing Date, such Underwriter has complied with all of its obligations hereunder, including, without limitation, Section 4.2, and, with respect to all Computational Materials and ABS Term Sheets provided by such Underwriter to the Company pursuant to
     Section 4.2, if any, such Computational Materials and ABS Term Sheets are accurate in all material respects (taking into account the assumptions explicitly set forth in the Computational Materials or ABS Term Sheets, except to the extent of any errors therein that are caused by errors in the Pool Information) and
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     include  all  assumptions   material  to  the  preparation   thereof.   The
     Computational Materials and ABS Term Sheets provided by such Underwriter to the Company constitute a complete set of all Computational Materials and ABS Term Sheets delivered by such Underwriter to prospective investors that are required to be filed with the Commission.

     1.4 Each Underwriter agrees with the Company and GMACCM that it will cause the Person(s) acquiring the Residual Certificates on the Closing Date, to execute and deliver, the Transfer Affidavit and Agreement referred to in Section
5.02 of the Pooling and Servicing Agreement, substantially in the form of Exhibit C-1 to the Pooling and Servicing Agreement

     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the actual or notional, as the case may be, principal amounts or percentage interests set forth in Schedule I hereto in the respective classes of Underwritten Certificates at a price for each such class set forth in Schedule I hereto. There will be added to the purchase prices of the Underwritten Certificates an amount equal to interest accrued thereon from September 1, 1999 to but not including the Closing Date.

     3. Delivery and Payment. Delivery of and payment for the Underwritten Certificates shall be made at the office of Mayer, Brown & Platt at 10:00 a.m., New York City time, on September 14, 1999 or such later date as the Underwriters shall designate, which date and time may be postponed by agreement between the Underwriters and the Company (such date and time of delivery and payment for the Underwritten Certificates being herein called the "Closing Date"). Delivery of the Underwritten Certificates (also referred to herein as the "DTC Registered Certificates") shall be made to the respective accounts of the Underwriters through DTC, in each case against payment by the Underwriters to or upon the order of each Mortgage Loan Seller by wire transfer in immediately available funds of the amount that has been agreed to by each such Mortgage Loan Seller and the Company (net of certain expenses, which will be paid by the Underwriters on behalf of the Company). As a further condition to the delivery of the DTC Registered Certificates, each Underwriter shall have furnished by telephonic notice to the applicable Mortgage Loan Seller the federal reference number for the related wire transfer to such Mortgage Loan Seller and shall have furnished to the Company each such federal reference number as soon as practicable after such federal reference number becomes available.

     4. Offering by Underwriters.

     4.1 It is understood that the Underwriters propose to offer the Underwritten Certificates for sale to the public as set forth in the Prospectus, and the Underwriters agree that all such offers and sales by the Underwriters shall be made in compliance with all applicable laws and regulations. It is further understood that the Company, in reliance upon a no-filing letter from the Attorney General of the State of New York granted pursuant to Policy Statement 105, has not and will not file an offering statement pursuant to
Section 352-e of the General Business Law of the State of New York with respect to the Underwritten Certificates. As required by Policy


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Statement 105, each Underwriter  therefore covenants and agrees with the Company that sales of the Underwritten Certificates made by such Underwriter in and from the State of New York will be made only to institutional investors within the meaning of Policy Statement 105.

     4.2 It is understood that each Underwriter may prepare and provide to prospective investors certain Computational Materials and ABS Term Sheets (each as defined below) in connection with its offering of the Underwritten
Certificates,  subject  to the  following  conditions  to be  satisfied  by such
Underwriter:

          (a) In connection with the use of Computational Materials, such Underwriter shall comply with all applicable requirements of the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), as well as the PSA Letter referred to below. In connection with the use of ABS Term Sheets, such Underwriter shall comply with all applicable requirements of the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters").

          (b) For purposes hereof, "Computational Materials" as used herein shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of such Underwriter. For purposes hereof, "ABS Term Sheets" and "Collateral Term Sheets" as used herein shall have the meanings given such terms in the PSA Letter but shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by or at the direction of such Underwriter.

          (c) (i) All Computational Materials and ABS Term Sheets provided to prospective investors that are required to be filed pursuant to the No-Action Letters shall bear a legend on each page including the following statement:

          "THE INFORMATION HEREIN HAS BEEN PROVIDED SOLELY BY [NAME OF [APPLICABLE] UNDERWRITER]. NEITHER THE ISSUER OF THE
          CERTIFICATES NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION HEREIN. THE INFORMATION HEREIN IS PRELIMINARY AND WILL BE SUPERSEDED BY THE APPLICABLE PROSPECTUS SUPPLEMENT AND BY ANY OTHER INFORMATION SUBSEQUENTLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION."

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          (ii) In the case of  Collateral  Term  Sheets,  such legend shall also include the following statement:

          "THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE POOL CONTAINED IN THE PROSPECTUS SUPPLEMENT RELATING TO THE CERTIFICATES AND [, EXCEPT WITH RESPECT TO THE INITIAL COLLATERAL TERM SHEET PREPARED BY THE UNDERWRITERS,] SUPERSEDES ALL INFORMATION CONTAINED IN ANY COLLATERAL TERM SHEETS RELATING TO THE MORTGAGE POOL PREVIOUSLY PROVIDED BY [NAME OF [APPLICABLE] UNDERWRITER]."

     The Company shall have the right to require additional specific legends or notations to appear on any Computational Materials or ABS Term Sheets, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein. Notwithstanding the foregoing, subsections (c)(i) and (c)(ii) will be satisfied if all Computational Materials and ABS Term Sheets referred to therein bear a legend in a form previously approved in writing by the Company.

          (d) Such Underwriter shall provide the Company with representative forms of all Computational Materials and ABS Term Sheets prior to their first use, to the extent such forms have not previously been approved by the Company for use by the Underwriters. Such Underwriter shall provide to the Company, for filing on Form 8-K as provided in Section 5.9, copies (in such format as required by the Company) of all Computational Materials and ABS Term Sheets that are required to be filed with the Commission pursuant to the No-Action Letters. Such Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed. All Computational Materials and ABS Term Sheets described in this subsection (d) must be provided to the Company not later than 10:00 a.m. New York time one business day before filing thereof is required pursuant to the terms of this Agreement. Such Underwriter agrees that it will not provide to any investor or prospective investor in the Certificates any Computational Materials or ABS Term Sheets on or after the day on which Computational Materials and ABS Term Sheets are required to be provided to the Company pursuant to this Section 4.2(d) (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Company in accordance with this Section 4.2(d) for filing pursuant to
     Section 5.9), unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

          (e) All information included in the Computational Materials and ABS Term Sheets shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein; provided, however, that the Computational Materials and ABS Term Sheets may include


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


     information based on alternative methodologies or assumptions if specified therein. If any Computational Materials or ABS Term Sheets delivered by such Underwriter that are required to be filed were based on assumptions with respect to the Pool that differ from the final Pool Information in any material respect or on Certificate structuring terms that were revised in any material respect prior to the printing of the Prospectus, such Underwriter shall prepare revised Computational Materials or ABS Term Sheets, as the case may be, based on the final Pool Information and final structuring assumptions, circulate such revised Computational Materials and ABS Term Sheets to all recipients of the preliminary versions thereof that indicated orally to such Underwriter they would purchase all or any portion of the Certificates, and include such revised Computational Materials and ABS Term Sheets (marked, "as revised") in the materials delivered to the Company pursuant to subsection (d) above.

          (f) The Company shall not be obligated to file any Computational Materials or ABS Term Sheets that have been determined to contain any material error or omission, provided that, at the request of the applicable Underwriter, the Company will file Computational Materials or ABS Term Sheets that contain a material error or omission if clearly marked "superseded by materials dated _________ "and accompanied by corrected Computational Materials or ABS Term Sheets that are marked "material previously dated __________, as corrected." In the event that within the period during which the Prospectus relating to the Certificates is required to be delivered under the Act, any Computational Materials or ABS Term Sheets delivered by an Underwriter are determined, in the reasonable judgment of the Company or such Underwriter, to contain a material error or omission, such Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected Computational Materials and ABS Term Sheets to all recipients of the prior versions thereof that either indicated orally to such Underwriter they would purchase all or any portion of the Certificates, or actually purchased all or any portion thereof, and shall deliver copies of such corrected Computational Materials and ABS Term Sheets (marked, "as corrected") to the Company for filing with the Commission in a subsequent Form 8-K submission (subject to the Company's obtaining an accountant's comfort letter in respect of such corrected Computational Materials and ABS Term Sheets, which shall be at the expense of such Underwriter).

          (g) If an Underwriter does not provide any Computational Materials or ABS Term Sheets to the Company pursuant to subsection (d) above, such Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission in accordance with the No-Action Letters, and such Underwriter shall provide the Company with a certification to that effect on the Closing Date.

          (h) In the event of any delay in the delivery by such Underwriter to the Company of all Computational Materials and ABS Term Sheets required to be delivered in accordance with subsection (d) above, or in the delivery of the accountant's comfort letter in respect thereof pursuant to Section 5.9, the Company shall have the right to delay the release of the Prospectus to investors or to the Underwriters, to delay the Closing Date and to take other appropriate actions, in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 5.9 to file the Computational Materials and ABS Term Sheets by the time specified therein.

          (i) Each Underwriter represents that it has in place, and covenants that it shall maintain internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the No-Action Letters with respect to the generation and use of Computational Materials and ABS Term Sheets in connection with the offering of the Certificates.

          (j) Notwithstanding anything herein to the contrary, for purposes of this Agreement, neither the Preliminary Diskette nor the Diskette shall be deemed to be Computational Materials or ABS Term Sheets.

     Each Underwriter represents and warrants that, if and to the extent it provided any prospective investors with any Computational Materials or ABS Terms Sheets prior to the date hereof in connection with the offering of the Certificates, all of the conditions set forth in clauses (a) through (h) above have been or, to the extent the relevant condition requires action to be taken after the date hereof, will be, satisfied with respect thereto.

     4.3 Each Underwriter further agrees that, on or prior to the sixth day after the Closing Date, it shall provide the Company with a certificate, substantially in the form of Exhibit E attached hereto, setting forth (i) in the case of each class of Underwritten Certificates, (a) if less than 10% of the aggregate actual or notional, as the case may be, principal balance of such class of Underwritten Certificates has been sold to the public as of such date, the value calculated pursuant to clause (b)(iii) of Exhibit E hereto, or, (b) if 10% or more of such class of Underwritten Certificates has been sold to the public as of such date but no single price is paid for at least 10% of the aggregate actual or notional, as the case may be, principal balance of such class of Underwritten Certificates, then the weighted average price at which the Underwritten Certificates of such class were sold expressed as a percentage of the aggregate actual or notional, as the case may be, principal balance of such class of Underwritten Certificates sold, or (c) the first single price at which at least 10% of the aggregate actual or notional, as the case may be, principal balance of such class of Underwritten Certificates was sold to the public, (ii) the prepayment assumption used in pricing each class of Underwritten Certificates, and (iii) such other information as to matters of fact as the Company may reasonably request to enable it to comply with its reporting requirements with respect to each class of Underwritten Certificates to the extent such information can in the good faith judgment of such Underwriter be determined by it.

     5. Agreements. The Company agrees with the several Underwriters that:

     5.1 Before amending or supplementing the Registration Statement or the Prospectus with respect to the Underwritten Certificates, the Company will furnish the Underwriters with a copy of each such proposed amendment or supplement.

     5.2 The Company will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424(b) under the Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

     5.3 If, during the period after the first date of the public offering of the Underwritten Certificates in which a prospectus relating to the Underwritten Certificates is required to be delivered under the Act, any event occurs as a result of which it is necessary to amend or supplement the Prospectus, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the 1933 Act Regulations, the Company promptly will prepare and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

     5.4 The Company will furnish to the Underwriters, without charge, a copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Act, as many copies of the Prospectus, any documents incorporated by reference therein and any amendments and supplements thereto as the Underwriters may reasonably request.

     5.5 The Company agrees, so long as the Underwritten Certificates shall be outstanding, or until such time as the several Underwriters shall cease to maintain a secondary market in the Certificates, whichever first occurs, to deliver to the Underwriters the annual statement as to compliance delivered to the Trustee pursuant to Section 3.13 of the Pooling and Servicing Agreement and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 3.14 of the Pooling and Servicing Agreement, as soon as such statements are furnished to the Company.

     5.6 The Company will endeavor to arrange for the qualification of the Underwritten Certificates for sale under the laws of such jurisdictions as the Underwriters may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of the Underwritten Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

     5.7 Except as herein provided, the several Underwriters shall be responsible only for paying all costs and expenses incurred by them, including the fees and disbursements of their counsel, in connection with the purchase and sale of the Underwritten Certificates.

     5.8 If, during the period after the Closing Date in which a prospectus relating to the Underwritten Certificates is required to be delivered under the Act, the Company receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Underwritten Certificates is in effect, the Company will advise the Underwriters of the issuance of such stop order.

     5.9 The Company shall file the Computational Materials and ABS Term Sheets (if any) provided to it by the Underwriters under Section 4.2(d) hereof with the Commission pursuant to a Current Report on Form 8-K by 10:00 a.m. on the morning the Prospectus is delivered to the Underwriters or, in the case of any Collateral Term Sheet required to be filed prior to such date, by 10:00 a.m. on the second business day following the first day on which such Collateral Term Sheet has been sent to a prospective investor; provided, however, that prior to such filing of the Computational Materials and ABS Term Sheets (other than any Collateral Term Sheets that are not based on the Pool Information) by the Company, each Underwriter must comply with its obligations pursuant to Section
4.2 and the Company must receive a letter from Deloitte & Touche, L.L.P., certified public accountants, satisfactory in form and substance to the Company, GMACCM and their respective counsels, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Company, as a result of which they determined that all information that is included in the Computational Materials and ABS Term Sheets (if any) provided by the Underwriters to the Company for filing on Form 8-K, as provided in Section
4.2 and this Section 5.9, is accurate except as to such matters that are not deemed by the Company to be material. The Company shall file any corrected
Computational Materials described in Section 4.2(f) as soon as practicable following receipt thereof. The Company also will file with the Commission within fifteen days of the issuance of the Certificates a Current Report on Form 8-K (for purposes of filing the Pooling and Servicing Agreement).

     6. Conditions to the Obligations of the Underwriters. The Underwriters' obligation to purchase the Underwritten Certificates shall be subject to the following conditions:

     6.1 No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the Commission; and the Prospectus Supplement shall have been filed or transmitted for filing, by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) under the Act.

     6.2 Since January 1, 1999, there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company or GMACCM.

     6.3 The Company shall have delivered to the Underwriters a certificate, dated the Closing Date, of the President, a Senior Vice President or a Vice President of the Company to the effect that the signer of such certificate has examined this Agreement, the Prospectus, the Pooling and Servicing Agreement and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

          (a) the representations and warranties of the Company in this Agreement and in the Pooling and Servicing Agreement are true and correct in all material respects; and

          (b) the Company has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

          (c) GMACCM shall have delivered to the Underwriters a certificate, dated the Closing Date, of the President, a Senior Vice President or a Vice President of GMACCM to the effect that the signer of such certificate has examined the Pooling and Servicing Agreement and this Agreement and that, to the best of his or her knowledge after reasonable investigation, the representations and warranties of GMACCM contained in the Pooling and Servicing Agreement and in this Agreement are true and correct in all material respects.

     6.4 The Underwriters shall have received the opinions of Mayer, Brown & Platt, special counsel for the Company and GMACCM, dated the Closing Date and substantially to the effect set forth in Exhibits A-1 and A-2, the opinion of Maria Corpora-Buck, Esq., general counsel for the Company and GMACCM, dated the Closing Date and substantially to the effect set forth in Exhibit B and the opinion of Severson & Werson, special California counsel for the GMACCM, dated the Closing Date that GMACCM is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, and has the requisite power and authority, corporate or other, to own its properties and conduct its business, as presently conducted by it.

     6.5 The Underwriters shall have received from their counsel an opinion dated the Closing Date in form and substance reasonably satisfactory to the Underwriters.

     6.6 The Underwriters shall have received from Deloitte & Touche, L.L.P., certified public accountants, (a) a letter dated the date hereof and reasonably satisfactory in form and substance to the Underwriters and their counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by you, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the captions "Description of the Mortgage Asset Pool," "Description of the Certificates" and "Yield and Maturity Considerations" agrees with the records of the Company and the Pool Mortgage Loan Sellers excluding any questions of legal interpretation and (b) the letter prepared pursuant to Section 5.9 hereof.

     6.7 The respective classes of Underwritten Certificates shall have been rated as set forth on Schedule I.

     6.8 The Underwriters shall have received, with respect to the Trustee, a favorable opinion of counsel, dated the Closing Date, addressing the valid existence of such party under the laws of the jurisdiction of its organization, the due authorization, execution and delivery of the Pooling and Servicing Agreement by such party and, subject to standard limitations regarding laws affecting creditors' rights and general principles of equity, the enforceability of the Pooling and Servicing Agreement against such party. Such opinion may express its reliance as to factual matters on representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, parties to this Agreement and the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered. Such opinion may be qualified as an opinion only on the laws of each state in which the writer of the opinion is admitted to practice law and the federal law of the United States.

     6.9 The Underwriters shall have received from Mayer, Brown & Platt, special counsel to the Company, and from Maria Corpora-Buck, Esq., general counsel to the Company, reliance letters with respect to any opinions delivered to the rating agencies identified on Schedule I hereto.

     6.10 The Underwriters shall have received from counsel to each Mortgage Loan Seller, the opinions substantially to the effect set forth in Section 8(e) of each Mortgage Loan Seller's respective Purchase Agreement (or Section 8(v) of each of the Purchase Agreements relating to the Warehouse Mortgage Loans) .

     6.11 The Company will furnish the Underwriters with conformed copies of the above opinions, certificates, letters and documents as they reasonably request.

     7. Indemnification and Contribution.

     7.1 The Company and GMACCM, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934 (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Underwritten Certificates as originally filed or in any amendment thereof or other filing incorporated by reference therein, or in the Prospectus or incorporated by reference therein (if used within the period set forth in Section 5.3 hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or in the Diskette, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon any information with respect to which the Underwriters have agreed to indemnify the Company pursuant to Section 7.2; provided that the Company and GMACCM will be liable for any such loss, claim, damage or liability that arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein relating to the Mortgage Loan Seller Information or Pool Information only if and to the extent that (i) any such untrue statement is with respect to information regarding the GMACCM Mortgage Loans or the Warehouse Mortgage Loans contained in the Loan Detail or, to the extent consistent with Annex A to the Prospectus Supplement, the Diskette, or (ii) any such untrue statement or alleged untrue statement or omission or alleged omission is with respect to information regarding any or all of the Mortgage Loan Sellers or any or all of the Mortgage Loans contained in the Prospectus Supplement under the headings "Summary-The Mortgage Pool," "-Geographic Concentrations," "-Property Type," "-Call Protection," "-Payment Terms," "Risk Factors" and/or "Description of the Mortgage Pool," or on Annex A to the Prospectus Supplement (exclusive of the Loan Detail) and such information represents a restatement or aggregation of information contained in the Loan Detail, or (iii) any such untrue statement or alleged untrue statement or omission or alleged omission is with respect to information regarding GMACCM or the GMACCM Mortgage Loans or the Warehouse Mortgage Loans contained in the Prospectus Supplement under the headings "Summary-The Mortgage Pool," "Risk Factors" and/or "Description of the Mortgage Pool" or on Annex A to the Prospectus Supplement (exclusive of the Loan Detail), and such information does not represent a restatement or aggregation of information contained in the Loan Detail; and provided that none of the Company, GMACCM or any Underwriter will be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein relating to the Excluded Information, or any information included in Computational Materials or ABS Term Sheets that have been superseded by revised Computational Materials or ABS Terms Sheets (any such information, the "Excluded Pool Information") provided that such Underwriter has complied with its obligation to circulate revised Computational Materials and ABS Terms Sheets in accordance with Section 4.2(e) and has delivered them to the Company no later than one (1) Business Day after delivery to investors; provided, however, that each of the Company and GMACCM will be liable to the extent any such loss, claim, damage or liability is caused by errors in the portion of the Pool Information relating to the GMACCM Mortgage Loans or the Warehouse Mortgage Loans.

     7.2 Each  Underwriter  agrees,  severally  and not jointly to indemnify and hold harmless the Company, GMACCM, their respective directors or officers and any person who controls the Company or GMACCM within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in clause 7.1 above from the Company and GMACCM to the Underwriters, but only with respect to (i) the Underwriter Information relating to such Underwriter or supplied by such Underwriter to the Company for inclusion in the Prospectus Supplement and (ii) the Computational Materials and ABS Term Sheets delivered to investors in the Certificates by such Underwriter, except to the extent of any errors in the Computational Materials or ABS Term Sheets or Term Sheet Diskettes that are caused by errors in the Pool Information or information contained in the Term Sheet Master Tape; provided, however, that the indemnification set forth in this Section 7.2 shall not apply to the extent of any errors in the Computational Materials or ABS Term Sheets that are caused by Excluded Pool Information provided that such Underwriter has complied with its obligation to circulate revised Computational Materials and ABS Terms Sheets in accordance with Section 4.2(e) and has delivered them to the Company (or its counsel) no later than one (1) Business Day after delivery to investors. In addition, the Underwriter agrees to indemnify and hold harmless the Company, GMACCM, their respective directors or officers and any person who controls the Company or GMACCM within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees) caused by, resulting from, relating to, or based upon any legend regarding original issue discount on any Underwritten Certificate resulting from incorrect information provided by such Underwriter in the certificates described in Section 4.3 hereof.

     7.3 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 7.1 or 7.2, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Underwriters, in the case of parties indemnified pursuant to Section 7.1, and by the Company or GMACCM, in the case of parties indemnified pursuant to Section 7.2. The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel reasonably satisfactory to the indemnified party in connection therewith, provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

     7.4 If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7.1 or 7.2 hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect not only the relative benefits received by the Company and GMACCM on the one hand and the Underwriters on the other from the offering of the Underwritten Certificates but also the relative fault of the Company and GMACCM on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and GMACCM on the one hand and of any of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or GMACCM or by an Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     7.5 The Company, GMACCM and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in Section 7.4 above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to Section 7.4; which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     7.6 The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and GMACCM in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of an Underwriter or any person controlling an Underwriter or by or on behalf of the Company or GMACCM and their respective directors or officers or any person controlling the Company or GMACCM and (iii) acceptance of and payment for any of the Underwritten Certificates.

     8. Termination. This Agreement shall be subject to termination by notice given to the Company and GMACCM, if the sale of the Underwritten Certificates provided for herein is not consummated because of any failure or refusal on the part of the Company or GMACCM to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or GMACCM shall be unable to perform their respective obligations under this Agreement. If the Underwriters terminate this Agreement in accordance with this Section 8, the Company or GMACCM will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the

Underwriters  in  connection  with  the  proposed   purchase  and  sale  of  the
Underwritten Certificates.

     9. Default by an Underwriter. If any Underwriter shall fail to purchase and pay for any of the Underwritten Certificates agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriters shall be obligated to take up and pay for the Underwritten
Certificates that the defaulting Underwriter agreed but failed to purchase; provided, however, that in the event that the initial principal amount of Underwritten Certificates that the defaulting Underwriter agreed but failed to purchase shall exceed 10% of the aggregate principal balance of all of the Underwritten Certificates set forth in Schedule I hereto, the remaining
Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Underwritten Certificates, and if such nondefaulting Underwriters do not purchase all of the Underwritten Certificates, this Agreement will terminate without liability to the nondefaulting Underwriters, the Company or GMACCM. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date for the Underwritten Certificates shall be postponed for such period, not exceeding seven days, as the nondefaulting Underwriters shall determine in order that the required changes in the Registration Statement, the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and to any nondefaulting Underwriter for damages occasioned by its default hereunder.

     10. Certain Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, GMACCM, the Underwriters or the officers of any of the Company, GMACCM and the Underwriters set forth in or made pursuant to this Agreement, will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or made by or on behalf of the Company or GMACCM or any of their respective officers, directors or controlling persons, and will survive delivery of and payment for the Underwritten Certificates.

     11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of the Underwriters, will be mailed, delivered or telegraphed and confirmed to the each Representative at the following address: Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Rolf Edwards, and Deutsche Bank Securities Inc., 31 West 52nd Street, New York, New York 10019, Attention: Eric Schwartz; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 650 Dresher Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015, Attention:
Structured Finance Manager with a copy to the General Counsel, GMAC Commercial Mortgage Corporation; or, if sent to GMACCM, will be mailed, delivered or telegraphed and confirmed to it at 650 Dresher Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015, Attention: Structured Finance Manager with a copy to the General Counsel, GMAC Commercial Mortgage Corporation.

     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

     13. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK.

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

                               [SIGNATURES FOLLOW]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, GMACCM and the Underwriters.


                                                  Very truly yours,

                                                  GMAC COMMERCIAL MORTGAGE
                                                  SECURITIES, INC.

                                                  By:   /s/ David Lazarus
                                                        ------------------------
                                                    Name:     David Lazarus
                                                    Title:    Vice President

                                                  GMAC COMMERCIAL MORTGAGE
                                                  CORPORATION

                                                  By:   /s/ David Lazarus
                                                        ------------------------
                                                    Name:    David Lazarus
                                                    Title:   Vice President

The  foregoing   Underwriting   Agreement  is
hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:   /s/ Donald S. Belanger
     ---------------------------
     Name:    Donald S. Belanger
     Title:   Director

By:   /s/ Gregory B. Hartch
     ---------------------------
     Name:    Gregory B. Hartch
     Title:   Vice President


GOLDMAN, SACHS & CO.

By:   /s/ Rolf Edwards
     ---------------------------
     Name:    Rolf Edwards
     Title:   Attorney In Fact

                                   SCHEDULE I

As used in this  Agreement,  the term  "Registration  Statement"  refers  to the
registration   statement  No.  333-64963  filed  by  GMAC  Commercial   Mortgage
Securities, Inc. on Form S-3 and declared effective by the Commission.

Title and Description of the Registered Certificates:

Mortgage Pass-Through Certificates, Series 1999-C3, Class X, Class A-1-a, Class A-1-b, Class A-2, Class B, Class C, Class D, Class E and Class F

Underwriters: Deutsche Bank Securities Inc. ("DBS") and Goldman, Sachs & Co. ("Goldman")

Underwriting Agreement, dated August 26, 1999

Cutoff Date: The due date of any Mortgage Loan in September 1999

Allocations: Subject to the terms and conditions of the Underwriting Agreement, each Underwriter has agreed to purchase the percentage of each class of Certificates as set forth below:

                                                              Allocation Table
------------------------------------------------------------------------------------------------------------------------------------
 Underwriter     Class X     Class A-1-a    Class A-1-b     Class A-2     Class B    Class C     Class D    Class E     Class F
====================================================================================================================================
Goldman            50%            50%             50%            50%        50%        50%         50%        50%         50%
------------------------------------------------------------------------------------------------------------------------------------
DBS                50%            50%             50%            50%        50%        50%         50%        50%         50%
------------------------------------------------------------------------------------------------------------------------------------
          Total   100%           100%            100%           100%       100%       100%        100%       100%        100%
------------------------------------------------------------------------------------------------------------------------------------


                      Initial Class Principal Balance
            Class         (or in the case of Class X,               Initial                                     Ratings
      Designation      Class Notational Amount)(1)(2)     Pass-Through Rate     Purchase Price(2)         Fitch/Moody's
      -----------      ------------------------------     -----------------     -----------------         -------------

              X                $1,152,022,048(2)                0.5328               3.728175                  AAA/Aaa
          A-1-a                $   50,000,000                   6.9740             100.000192                  AAA/Aaa
          A-1-b                $  190,976,000                   7.2730             100.000625                  AAA/Aaa
            A-2                $  600,000,000                   7.1790             100.502593                  AAA/Aaa
              B                $   51,840,000                   7.5400              99.996674                   AA/Aa2
              C                $   57,601,000                   7.7860              99.805540                     A/A2
              D                $   20,160,000                   7.7861              99.914168                    A-/A3
              E                $   37,440,000                   7.7861              97.617739                 BBB/Baa2
              F                $   23,040,000                   7.7861              93.230599                BBB-/Baa3


----------------
(1)  Subject to a variance of plus or minus 5.0%.

(2) Expressed as a percentage of the Class Principal Balance or Class Notional Amount, as applicable, of the relevant class of Certificates to be purchased hereunder. In addition, as to each such class of Certificates, the Underwriters will pay GMAC Commercial Mortgage Securities, Inc. accrued interest at the initial Pass-Through Rate therefor from September 1, 1999 to but not including the Closing Date.

Closing Time, Date and Location: 10:00 a.m. New York City time on September 14, 1999 at the offices of Mayer, Brown & Platt. Issuance and delivery of Registered
Certificates: Each class of Registered Certificates will be issued as one or more Certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. Beneficial owners will hold interests in such Certificates through the book-entry facilities of The Depository Trust Company in minimum denominations of initial principal balance or notional amount, as the case may be, of $25,000 in the case of the Class A-1-a, Class A-1-b and Class A-2 Certificates, Class B, Class C, Class D, Class E and Class F Certificates and $1,000,000 in the case of the Class X Certificates, and integral multiples of $1 in excess thereof.

                                   EXHIBIT A-1

                      [Letterhead of Mayer, Brown & Platt]


                               September 14, 1999


To: Persons listed on Annex A hereto

GMAC Commercial Mortgage Securities, Inc., Mortgage
Pass-Through Certificates, Series 1999-C3

Ladies and Gentlemen:

     We have acted as special counsel to GMAC Commercial Mortgage Securities, Inc. (the "Company") and GMAC Commercial Mortgage Corporation ("GMACCM") in connection with the issuance by the Company of Mortgage Pass-Through Certificates, Series 1999-C3 (the "Certificates"), evidencing undivided interests in a trust fund (the "Trust Fund") consisting primarily of certain mortgage loans (the "Mortgage Loans"), pursuant to the Pooling and Servicing Agreement, dated as of September 1, 1999 (the "Pooling and Servicing Agreement"), among the Company as depositor, GMACCM as master servicer and special servicer, and Norwest Bank Minnesota, National Association as trustee (the "Trustee").

     Certain of the Mortgage Loans were purchased by the Company from GMACCM, pursuant to, and for the consideration described in, the Mortgage Loan Purchase Agreement, dated as of August 26, 1999 (the "GMACCM Mortgage Loan Purchase Agreement"), between the Company and the Seller. Certain of the Mortgage Loans were purchased by the Company from Column Financial, Inc. ("Column") pursuant to, and for the consideration described in, the Mortgage Loan Purchase Agreement, dated August 26, 1999 (the "Column Warehouse Mortgage Loan Purchase Agreement") between the Company and Column. Certain of the Mortgage Loans will be purchased by the Company from German American Capital Corporation ("GACC"), pursuant to, and for the consideration described in, the Mortgage Loan Purchase Agreement, dated August 26, 1999 (the "GACC Warehouse Mortgage Loan Purchase Agreement"), between the Company and GACC. Certain of the Mortgage Loans will be purchased by the Company from Goldman Sachs Mortgage Company ("GSMC"), pursuant to, and for the consideration described in, the Mortgage Loan Purchase Agreement, dated as of August 26, 1999 (the "GSMC Warehouse Mortgage Loan Purchase Agreement"), between the Company and GSMC. Certain of the Mortgage Loans (the "GACC Mortgage Loans") were purchased by the Company from GACC ("GACC") pursuant to a mortgage loan purchase agreement, dated as of August 26, 1999 (the "GACC Mortgage Loan Purchase Agreement"), between the Company and GACC. Certain of the Mortgage Loans (the "GSMC Mortgage Loans") were purchased by the Company from GSMC ("GSMC") pursuant to a mortgage loan purchase agreement, dated as of August 26, 1999 (the "GSMC Mortgage Loan Purchase Agreement"), between the Company and GSMC.

     The Company has sold the Class X, Class A-1-a, Class A-1-b, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates to Deutsche Bank Securities Inc. and Goldman,

                                     A-1-1

Sachs & Co. as the underwriters (the "Underwriters") named in the Underwriting Agreement, dated August 26, 1999 (the "Underwriting Agreement"), among the Company, the Seller, and the Underwriters. The Company sold the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class R-I, Class R-II and Class R-III Certificates to Deutsche Bank Securities, Inc., Goldman, Sachs & Co. and GP Opportunity Fund LP as initial purchasers (the "Initial Purchasers") pursuant to two Certificate Purchase Agreements, each dated August 26, 1999 (the "Certificate Purchase Agreements"), between the Company, GMACCM and the Initial Purchasers. The Certificate Purchase Agreements, the Underwriting Agreement, the GMACCM Mortgage Loan Purchase Agreement, the Column Warehouse Mortgage Loan Purchase Agreement, the GACC Warehouse Mortgage Loan Purchase Agreement, the GSMC Warehouse Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement, the GSMC Mortgage Loan Purchase Agreement, and the Pooling and Servicing Agreement are referred to herein collectively as the "Agreements." Capitalized terms not defined herein have the meanings set forth in the Agreements.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-64963) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), of
Mortgage Pass-Through Certificates (issuable in series), including the Certificates, which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to the Underwriters. The Company has filed with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Act (the "1933 Act Regulations") a supplement dated August 26, 1999 (the "Prospectus Supplement"), to the prospectus dated November 5, 1998 (the "Basic Prospectus"), relating to the Certificates and the method of distribution thereof. Such registration statement including exhibits thereto and any information incorporated therein by reference, as amended at the date hereof, is hereinafter called the "Registration Statement"; the Basic Prospectus and the Prospectus Supplement and any information incorporated therein by reference (including, without limitation, and only for purposes of clarification, any information filed with the Commission pursuant to a Current Report on Form 8-K), together with any amendment thereof or supplement thereto authorized by the Company on or prior to the Closing Date for use in connection with the offering of the Certificates, are hereinafter called the "Prospectus."

     In connection with rendering this opinion letter, we have examined the Agreements and such other documents as we have deemed necessary. As to matters of fact, we have examined and relied upon the accuracy of the representations of parties to the Agreements contained therein and, where we have deemed appropriate, separate additional representations or certifications of parties to the Agreements, their respective officers and representatives or public officials. In rendering this opinion letter, we have also assumed (i) the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies, (ii) except as expressly addressed below, the due authorization, execution and delivery, and the necessary power with respect thereto, and the enforceability of such documents,
(iii) the conformity to the requirements of the Agreements, of the Mortgage Notes, the Mortgages and other documents delivered or caused to be delivered to the Trustee by or on behalf of the Company, (iv) the performance by all parties to the Agreements in accordance with their covenants and agreements made therein, and (v) that there is not any other agreement that



                                     A-1-2
materially supplements or otherwise modifies the agreements expressed in the Agreements.

     In rendering this opinion letter, we do not express any opinion concerning any law other than the law of the State of New York, the corporate law of the State of Delaware and the federal law of the United States, nor do we express any opinion concerning the application of the "doing business" laws or the securities laws of any jurisdiction other than the federal securities laws of the United States and, in each case, as in existence on the date hereof. In rendering the opinions set forth below, as to matters governed by the laws of the Commonwealth of Pennsylvania or other laws that may be applicable to the Company and GMACCM, we have relied without independent investigation on the opinion letter of Maria Corpora-Buck, Esq., general counsel to the Company and GMACCM, dated the date hereof, a copy of which is annexed hereto. In addition, in rendering the opinions set forth below, as to matters governed by the laws of the State of California that may be applicable to GMACCM, we have relied on the opinion letter of Severson & Werson, special California counsel to GMACCM, dated the date hereof, a copy of which is annexed hereto. To the extent that we have relied on the foregoing opinion letters, the opinions set forth below are subject to the same assumptions, qualifications, exceptions and other limitations set forth therein. We do not express any opinion on any issue not expressly addressed below.

     Based upon the foregoing, it is our opinion that:

     1. The Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or threatened under Section 8(d) of the Act.

     2. The Registration Statement, at the Effective Date, and the Prospectus, as of the date of the Prospectus Supplement, other than financial or statistical information or Computational Materials or ABS Term Sheets contained or incorporated by reference therein, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder.

     3. To our knowledge, there are no material contracts, indentures, or other documents (not including Computational Materials and ABS Term Sheets) of a character required to be described or referred to under either the Registration Statement or the Prospectus or to be filed as exhibits to the Registration
Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

     4. The Certificates, when duly and validly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement, and paid for in and delivered in accordance with the Underwriting Agreement and Certificate Purchase Agreement, will be entitled to the benefits of the Pooling and Servicing Agreement.

     5. The statements contained in the Prospectus and the Private Placement Memorandum under the headings "ERISA Considerations" and "Certain Federal Income Tax Consequences", to the extent that they constitute matters of federal law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the


                                     A-1-3

Certificates, are correct in all material respects with respect to those consequences or matters that are discussed therein.

     6. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund created by the Pooling and Servicing Agreement is not required to be registered under the Investment Company Act of 1940, as amended.

     7. No consent, approval, authorization or order of any federal or State of New York court or governmental agency or body is required for the consummation by the Company or GMACCM of the transactions contemplated by the terms of the Agreements, except (a) such as have been obtained under the Act and (b) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and the offer and sale of the Publicly Offered Certificates by the Underwriters, as to which we express no opinion.

     8. Neither the issuance and the sale of the Certificates pursuant to the Agreements, nor the consummation of any other of the transactions contemplated by, or the fulfillment by the Company or GMACCM of the terms of the Agreements, will result in a breach of any term or provision of any federal or State of New York statute or regulation or, to the best of our knowledge, conflict with, result in a breach, violation or acceleration of or constitute a default under any order of any federal or State of New York court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or GMACCM.

     9. Each of the Agreements has been duly and validly authorized, executed and delivered by the Company and GMACCM and, upon due authorization, execution and delivery by all other parties thereto, each of the Agreements will constitute a valid, legal and binding agreement of the Company and GMACCM, enforceable against the Company and GMACCM in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of any of the Agreements which purport to provide indemnification with respect to securities law violations.

     10. As described in the Prospectus and the Private Placement Memorandum, and assuming (i) the making of appropriate elections and (ii) compliance with all the provisions of the Agreements, for federal income tax purposes, each of REMIC I, REMIC II and REMIC III will qualify as a real estate mortgage investment conduit (a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986 (the "Code") in effect on the date hereof, and (i) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (ii) the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, (iii) the REMIC III Regular Certificates will be "regular interests" in REMIC III, and (iv) the Class R-III Certificates will be the sole class of "residual interests" in REMIC III.

     11. For purposes of City and State of New York income and corporation franchise tax



                                     A-1-4
as in effect on the date hereof, each of REMIC I, REMIC II and REMIC III will be classified as a REMIC and not a corporation, partnership or trust, in conformity with the federal income tax treatment of each such REMIC. Accordingly, each of REMIC I, REMIC II and REMIC III will be exempt from all City and State of New York taxation imposed on its income, franchise or capital stock, and its assets will not be included in the calculation of any franchise tax liability.

     In rendering the opinions expressed above we express no opinion regarding any severability provision in the Agreements or regarding the legal, valid and binding effect or the enforceability of any indemnification provision in the Agreements to the extent that any such provisions may be deemed to cover matters under the federal securities laws. The opinions expressed in paragraph 9 above are subject to the further qualification that certain of the remedial provisions in the Agreements may be limited or rendered ineffective or unenforceable in whole or in part under the laws of the State of New York (but the inclusion of such provisions does not make the remedies provided by the Agreements inadequate for the practical realization of the rights and benefits purported to be provided thereby, except for the economic consequences of procedural or other delay).

     Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring to the actual knowledge of the Mayer, Brown & Platt attorneys who have represented you in connection with the transactions contemplated by the Agreements. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us.

     This opinion letter is rendered for the sole benefit of each addressee hereof, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be furnished to any other person or entity, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document.

                                                   Very truly yours,


                                                   MAYER, BROWN & PLATT


                                     A-1-5

                                     Annex A


GMAC Commercial Mortgage Securities, Inc.


GMAC Commercial Mortgage Corporation


Deutsche Bank Securities Inc.


Goldman, Sachs & Co.


Norwest Bank Minnesota, National Association


Fitch IBCA, Inc.


Moody's Investors Service, Inc.


                                     A-1-6

                                   EXHIBIT A-2

                      [Letterhead of Mayer, Brown & Platt]


                                                              September 14, 1999

To: Persons Listed on Annex A hereto

               GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1999-C3

Ladies and Gentlemen:

     We have acted as special counsel to GMAC Commercial Mortgage Securities, Inc. (the "Company") and GMAC Commercial Mortgage Corporation ("GMACCM") in connection with the issuance by the Company of Mortgage Pass-Through Certificates, Series 1999-C3 (the "Certificates"), evidencing undivided interests in a trust fund (the "Trust Fund") consisting primarily of certain mortgage loans (the "Mortgage Loans"), pursuant to the Pooling and Servicing Agreement, dated as of September 1, 1999 (the "Pooling and Servicing Agreement"), among the Company as depositor, GMACCM as master servicer and special servicer, and Norwest Bank Minnesota, National Association as trustee (the "Trustee").

     Certain of the Mortgage Loans were purchased by the Company from GMACCM, pursuant to, and for the consideration described in, the Mortgage Loan Purchase Agreement, dated as of August 26, 1999 (the "GMACCM Mortgage Loan Purchase Agreement"), between the Company and the Seller. Certain of the Mortgage Loans were purchased by the Company from Column Financial, Inc. ("Column") pursuant to, and for the consideration described in, the Mortgage Loan Purchase Agreement, dated August 26, 1999 (the "Column Warehouse Mortgage Loan Purchase Agreement") between the Company and Column. Certain of the Mortgage Loans will be purchased by the Company from German American Capital Corporation ("GACC"), pursuant to, and for the consideration described in, the Mortgage Loan Purchase Agreement, dated August 26, 1999 (the "GACC Warehouse Mortgage Loan Purchase Agreement"), between the Company and GACC. Certain of the Mortgage Loans will be purchased by the Company from Goldman Sachs Mortgage Company ("GSMC"), pursuant to, and for the consideration described in, the Mortgage Loan Purchase Agreement, dated as of August 26, 1999 (the "GSMC Warehouse Mortgage Loan Purchase Agreement"), between the Company and GSMC. Certain of the Mortgage Loans (the "GACC Mortgage Loans") were purchased by the Company from GACC ("GACC") pursuant to a mortgage loan purchase agreement, dated as of August 26, 1999 (the "GACC Mortgage Loan Purchase Agreement"), between the Company and GACC. Certain of the Mortgage Loans (the "GSMC Mortgage Loans") were purchased by the Company from GSMC ("GSMC") pursuant to a mortgage loan purchase agreement, dated as of August 26, 1999 (the "GSMC Mortgage Loan Purchase Agreement"), between the Company and GSMC.

     The Company has sold the Class X, Class A-1-a, Class A-1-b, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates to Deutsche Bank Securities Inc. and Goldman, Sachs & Co. as the underwriters (the "Underwriters") named in the Underwriting Agreement,


                                     A-2-1
dated August 26, 1999 (the "Underwriting Agreement"), among the Company, the Seller, and the Underwriters. The Company sold the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class R-I, Class R-II and Class R-III Certificates to Deutsche Bank Securities, Inc., Goldman, Sachs & Co. and G2 Opportunity Fund LP as initial purchasers (the "Initial Purchasers") pursuant to two Certificate Purchase Agreements, each dated August 26, 1999 (the "Certificate Purchase Agreements"), between the Company, GMACCM and the Initial Purchasers. The Certificate Purchase Agreements, the Underwriting Agreement, the GMACCM Mortgage Loan Purchase Agreement, the Column Warehouse Mortgage Loan Purchase Agreement, the GACC Warehouse Mortgage Loan Purchase Agreement, the GSMC Warehouse Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement, the GSMC Mortgage Loan Purchase Agreement, and the Pooling and Servicing Agreement are referred to herein collectively as the "Agreements." Capitalized terms not defined herein have the meanings set forth in the Agreements.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-64963) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), of
Mortgage Pass-Through Certificates (issuable in series), including the Certificates, which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to the Underwriters. The Company has filed with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Act (the "1933 Act Regulations") a supplement dated August 26, 1999 (the "Prospectus Supplement"), to the prospectus dated November 5, 1998 (the "Basic Prospectus"), relating to the Certificates and the method of distribution thereof. Such registration statement (no. 333-64963) including exhibits thereto and any information incorporated therein by reference, as amended at the date hereof, is hereinafter called the "Registration Statement"; the Basic Prospectus and the Prospectus Supplement and any information incorporated therein by reference (including, without limitation, and only for purposes of clarification, any information filed with the Commission pursuant to a Current Report on Form 8-K), together with any amendment thereof or supplement thereto authorized by the Company on or prior to the Closing Date for use in connection with the offering of the Certificates, are hereinafter called the "Prospectus."

     Because of the wholly or partially non-legal character of many determinations involved in the preparation of the Registration Statement, the Prospectus and the Private Placement Memorandum, we are not advising herein with respect to and do not assume any responsibility herein for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Private Placement Memorandum and make no representation herein that we have otherwise independently verified the accuracy, completeness or fairness of such statements. In particular and without limiting the foregoing, we express no advice as to any such accounting, financial or statistical information contained in the Registration Statement, the Prospectus or the Private Placement Memorandum, or as to any Computational Materials or ABS Term Sheets, and we have not examined any accounting, financial or statistical records from which the information and statements included therein were derived. In addition, with limited exception, we have not reviewed any of the Mortgage Notes, Mortgages or other documents in the Mortgage Files or made any inquiry of any originator of any Mortgage Loan other than the Mortgage Loan Sellers.


                                     A-2-2

     We do not act as general counsel to the Company or GMACCM. In our representation of the Company and GMACCM in connection with the transactions contemplated by the Agreements, however, we met in conferences and participated in telephone conversations with representatives of parties to the Agreements, Deutsche Bank Securities Inc. and Goldman, Sachs & Co. and their respective counsel in addition to us. During those conferences and telephone conversations, the contents of the Registration Statement, the Prospectus and the Private Placement Memorandum and related matters were discussed. With respect to the accuracy, completeness and fairness of the information relating to GMACCM and the Trustee and the Fiscal Agent contained in the Prospectus and the Private Placement Memorandum under the captions "Description of the Mortgage Pool--The Sellers," "Servicing of the Mortgage Loans--The Servicer" and "Description of the Certificates--The Trustee", we have relied exclusively on those conferences and telephone conversations and that no information inconsistent therewith has come to our attention. In addition, we have examined the Agreements and reviewed various opinions rendered and certificates delivered in connection with the issuance of the Certificates. We have not otherwise undertaken any procedures that were intended or likely to elicit information concerning the accuracy, completeness or fairness of the statements made in the Registration Statement, the Prospectus or the Private Placement Memorandum. We have assumed that there is not and will not be any other agreement that materially supplements or otherwise modifies the agreements expressed in the Agreements.

     Based upon and subject to the foregoing, and further based upon our understanding of applicable law and the experience we have gained in our practice thereunder, we hereby advise you that no information has come to our attention that causes us to believe that (i) the Registration Statement as of the date it became effective, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein not misleading and (ii) the Prospectus or the Private Placement Memorandum as of the date thereof or hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring to the actual knowledge of the Mayer, Brown & Platt attorneys who have represented the Company and GMACCM in connection with the transactions contemplated by the Agreements. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence or such facts and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us.


                                     A-2-3

     This letter is provided for the sole benefit of each addressee hereof, and no other person or entity is entitled to rely hereon. Copies of this letter may not be furnished to any other person or entity, nor may any portion of this letter be quoted, circulated or referred to in any other document.


                                                            Very truly yours,


                                                            MAYER, BROWN & PLATT

                                     A-2-4

                                     Annex A

GMAC Commercial Mortgage Securities, Inc.


GMAC Commercial Mortgage Corporation


Deutsche Bank Securities Inc.


Goldman, Sachs & Co.


                                     A-2-5

                                    EXHIBIT B

                [GMAC Commercial Mortgage Corporation Letterhead]


                                                              September 14, 1999

To:  Persons Listed on Annex A hereto

GMAC Commercial Mortgage Securities, Inc.,
Mortgage Pass-Through Certificates, Series 1999-C3

Ladies and Gentlemen:

     I am General Counsel to GMAC Commercial Mortgage Securities, Inc. (the "Company") and GMAC Commercial Mortgage Corporation ("GMACCM"). In that capacity, I am familiar with the issuance of certain Mortgage Pass-Through Certificates, Series 1999-C3 (the "Certificates"), evidencing undivided interests in a trust fund (the "Trust Fund") consisting primarily of certain mortgage loans (the "Mortgage Loans"), pursuant to a Pooling and Servicing
Agreement, dated as of September 1, 1999 (the "Pooling and Servicing Agreement"), among the Company as depositor, GMACCM as master servicer and special servicer and Norwest Bank, National Association, as trustee (the "Trustee").

     Certain of the Mortgage Loans were purchased by the Company from GMACCM, pursuant to, and for the consideration described in, the Mortgage Loan Purchase Agreement, dated as of August 26, 1999 (the "GMACCM Mortgage Loan Purchase Agreement"), between the Company and the Seller. Certain of the Mortgage Loans were purchased by the Company from Column Financial, Inc. ("Column") pursuant to, and for the consideration described in, the Mortgage Loan Purchase Agreement, dated August 26, 1999 (the "Column Mortgage Loan Purchase Agreement") between the Company and Column. Certain of the Mortgage Loans will be purchased by the Company from German American Capital Corporation ("GACC"), pursuant to, and for the consideration described in, the Mortgage Loan Purchase Agreement, dated August 26, 1999 (the "GACC Warehouse Mortgage Loan Purchase Agreement"), between the Company and GACC. Certain of the Mortgage Loans will be purchased by the Company from Goldman Sachs Mortgage Company ("GSMC"), pursuant to, and for the consideration described in, the Mortgage Loan Purchase Agreement, dated as of August 26, 1999 (the "GSMC Warehouse Mortgage Loan Purchase Agreement"), between the Company and GSMC. Certain of the Mortgage Loans (the "GACC Mortgage Loans") were purchased by the Company from GACC ("GACC") pursuant to a mortgage loan purchase agreement, dated as of August 26, 1999 (the "GACC Mortgage Loan Purchase Agreement"), between the Company and GACC. Certain of the Mortgage Loans (the "GSMC Mortgage Loans") were purchased by the Company from GSMC ("GSMC") pursuant to a mortgage loan purchase agreement, dated as of August 26, 1999 (the "GSMC Mortgage Loan Purchase Agreement"), between the Company and GSMC.

     The Company has sold the Class X, Class A-1-a, Class A-1-b, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates to Deutsche Bank Securities Inc. and Goldman, Sachs & Co. as the underwriters (the "Underwriters") named in the Underwriting Agreement, dated August 26, 1999 (the "Underwriting Agreement"), among the Company, the Seller, and the Underwriters. The Company sold the Class G, Class H, Class J, Class K, Class L, Class M, Class

N, Class R-I, Class R-II and Class R-III Certificates to Deutsche Bank Securities, Inc., Goldman, Sachs & Co. and G2 Opportunity Fund LP as initial purchasers (the "Initial Purchasers") pursuant to two Certificate Purchase Agreements, each dated August 26, 1999 (the "Certificate Purchase Agreements"), between the Company, GMACCM and the Initial Purchasers. The Certificate Purchase Agreements, the Underwriting Agreement, the GMACCM Mortgage Loan Purchase Agreement, the Column Mortgage Loan Purchase Agreement, the GACC Warehouse Mortgage Loan Purchase Agreement, the GSMC Warehouse Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement, the GSMC Mortgage Loan Purchase Agreement, and the Pooling and Servicing Agreement are referred to herein collectively as the "Agreements." Capitalized terms not defined herein have the meanings set forth in the Agreements.

     In connection with rendering this opinion letter, I have examined the Agreements and such other records and other documents as I have deemed necessary. I have further assumed that there is not and will not be any other agreement that materially supplements or otherwise modifies the agreements expressed in the Agreements. As to matters of fact, I have examined and relied upon representations of parties contained in the Agreements and, where I have deemed appropriate, representations and certifications of officers of the Company, GMACCM, the Trustee, other transaction participants or public officials. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures other than officers of the Company and GMACCM, the legal capacity of natural persons other than officers of the Company and GMACCM and the conformity to the originals of all documents submitted to me as copies. I have assumed that all parties, except for the Company and GMACCM, had the corporate power and authority to enter into and perform all obligations thereunder. As to such parties, I also have assumed the due authorization by all requisite corporate action, the due execution and delivery and the enforceability of such documents. I have further assumed the conformity of the Mortgage Loans and related documents to the requirements of the Agreements.

     In rendering this opinion letter, I do not express any opinion concerning any law other than the law of the Commonwealth of Pennsylvania, the General Corporation Law of the State of Delaware and the federal law of the United
States, and I do not express any opinion concerning the application of the "doing business" laws or the securities laws of any jurisdiction other than the federal securities laws of the United States. To the extent that any of the matters upon which I am opining herein are governed by laws ("Other Laws") other than the laws identified in the preceding sentence, I have assumed with your permission and without independent verification or investigation as to the reasonableness of such assumption, that such Other Laws and judicial interpretation thereof do not vary in any respect material to this opinion from the corresponding laws of the Commonwealth of Pennsylvania and judicial interpretations thereof. I do not express any opinion on any issue not expressly addressed below.

     Based upon the foregoing, I am of the opinion that:

     1. The Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has the requisite power and authority, corporate or other, to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Agreements.

     2. GMACCM has the requisite power and authority, corporate or other, to enter into and perform its obligations under the Agreements.

     3. Each of the Agreements has been duly and validly authorized, executed and delivered by the Company and GMACCM and, upon due authorization, execution and delivery by the other parties thereto, will constitute the valid, legal and binding agreements of GMACCM and the Company, enforceable against GMACCM and the Company in accordance with their terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of the Agreements which purport to provide indemnification with respect to securities law violations.

     4. No consent, approval, authorization or order of the Commonwealth of Pennsylvania, State of Delaware, State of California or federal court or governmental agency or body is required for the consummation by GMACCM or the Company of the transactions contemplated by the terms of the Agreements, except for those consents, approvals, authorizations or orders which previously have been obtained.

     5. Neither the sale, issuance and delivery of the Certificates as provided in the Agreements nor the consummation of any other of the transactions contemplated by, or the fulfillment by the Company or GMACCM of any other of the terms of, the Agreements, will result in a breach of any term or provision of the charter or bylaws of GMACCM or the Company or any Commonwealth of Pennsylvania, State of Delaware, or federal statute or regulation or conflict with, result in a breach, violation or acceleration of or constitute a default under the terms of any indenture or other material agreement or instrument to which GMACCM or the Company is a party or by which it is bound or any order or regulation of any Commonwealth of Pennsylvania or federal court, regulatory body, administrative agency or governmental body having jurisdiction over GMACCM or the Company.

     This opinion letter is rendered for the sole benefit of each addressee hereof, and no other person or entity, except Mayer, Brown & Platt, is entitled to rely hereon without my prior written consent. Copies of this opinion letter may not be furnished to any other person or entity, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document without my prior written consent.


                                                     Very truly yours,



                                                     Maria Corpora-Buck
                                                     General Counsel

                                     Annex A


GMAC Commercial Mortgage Securities, Inc.


GMAC Commercial Mortgage Corporation


Norwest Bank Minnesota, National Association


Deutsche Bank Securities Inc.


Goldman, Sachs & Co.


Fitch IBCA, Inc.


Moody's Investors Service, Inc.

                                    EXHIBIT C

                  Excluded Information of Prospectus Supplement

                   (All circled text and tables are excluded)

                                    EXHIBIT D

                             Underwriter Information

                   (All circled text and tables are excluded)

                                    EXHIBIT E


                                                             __________ __, 1999



GMAC Commercial Mortgage Securities, Inc.
GMAC Commercial Mortgage Corporation
650 Dresher Road
Horsham, Pennsylvania 19044

                  Re:  GMAC Commercial Mortgage Securities, Inc.,
                       Mortgage Pass-Through Certificates, Series 1999-C3

     Pursuant to Section 4.3 of the Underwriting Agreement, dated August 26, 1999 (the "Underwriting Agreement"), among GMAC Commercial Mortgage Securities, Inc., GMAC Commercial Mortgage Corporation, Goldman Sachs & Co. and Deutsche Bank Securities Inc., both an underwriter set forth therein (collectively the "Underwriters") relating to the Certificates referenced above, each of the undersigned does hereby certify that:

     (a) The prepayment  assumption  used in pricing the  Certificates  was [ ]%
CPR.

     (b) With respect to each class of Certificates, set forth below is (i), the first price at which 10% of the aggregate actual or notional, as the case may be, principal balance of each such class of Certificates was sold to the public at a single price, if applicable, or (ii) if more than 10% of a class of Certificates have been sold to the public but no single price is paid for at least 10% of the aggregate actual or notional, as the case may be, principal balance of such class of Certificates, then the weighted average price at which the Certificates of such class were sold expressed as a percentage of the actual or notional, as the case may be, principal balance of such class of Certificates, or (iii) if less than 10% of the aggregate actual or notional, as the case may be, principal balance of a class of Certificates has been sold to the public, the purchase price for each such class of Certificates paid by the Underwriters expressed as a percentage of the actual or notional, as the case may be, principal balance of such class of Certificates calculated by: (1) estimating the fair market value of each such class of Certificates as of __________ __, 1999; (2) adding such estimated fair market value to the aggregate purchase price of each class of Certificates described in clause (i) or (ii) above; (3) dividing each of the fair market values determined in clause
(1) by the sum obtained in clause (2); (4) multiplying the quotient obtained for each class of Certificates in clause (3) by the purchase price paid by the Purchaser for all the Certificates; and (5) for each class of Certificates, dividing the product obtained from such class of Certificates in clause (4) by the original actual or notional, as the case may be, principal balance of such class of Certificates:

                   Class X:      ________________
                   Class A-1-a:  ________________
                   Class A-1-b:  ________________
                   Class A-2:    ________________
                   Class B:      ________________
                   Class C:      ________________
                   Class D:      ________________
                   Class E:      ________________
                   Class F:      ________________

                   *  less than 10% has been sold to the public

The prices set forth above do not include accrued interest with respect to periods before closing.


                                             DEUTSCHE BANK SECURITIES INC.


                                             By:   _____________________________
                                             Name: _____________________________
                                             Title:_____________________________

                                             By:   _____________________________
                                             Name: _____________________________
                                             Title:_____________________________

                                             GOLDMAN, SACHS & CO.


                                             By:   _____________________________
                                             Name: _____________________________
                                             Title:_____________________________



                                       E-2